EXHIBIT 10.27

                                                   Agreement No.: NJ1004-B
                                                                 ---------------
                                                   Date: October 10, 2000
                                                        ------------------------
                                    L90, INC.
                           2020 Santa Monica Boulevard
                                    Suite 400
                             Santa Monica, CA 90404

                  INTERNET ADVERTISING AND AD SERVING AGREEMENT

Company:       eDiets.com                      Contact:  Barb Hemp
Address:       3467 Hillsboro Blvd             Phone:    954-360-9022
               Deerfield Beach, FL             Fax:      954-360-9095

Payment        _________________________       Contact:  _______________________
Address        _________________________       Phone:    _______________________
(if different) _________________________       Fax:      _______________________

Website(s)
Name:          eDiets.com                      Effective
URL:           www.ediets.com                  Date:     October 10, 2000

1.       Appointment; Exclusive Distributor.

         A. L90, Inc., a Delaware corporation ("L90"), purchases advertising space on web sites from, and performs online ad management services for, web site publishers. The web site publisher named above (the "Company") desires to sell its advertising space to L90 and to engage L90 to perform ad management services under the terms and conditions contained herein.

         B. To avoid potential conflicts between advertising sales channels, Company hereby appoints L90 as its sole and exclusive worldwide distributor of advertising space (the "Inventory") on the Website(s) listed above (collectively, the "Websites") during the term of this Agreement.[; provided, however, that Company shall have the right to reserve and sell Pre-Allocated Inventory

         C. The parties agree that Company at the time of execution of this Agreement shall be regarded as a Mature site partner. As such, the specific services to be provided by L90 to Company are provided in Exhibit A

2. Definitions. Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used herein shall have the respective meanings set forth in Exhibit B hereto.

3.       L90 Services. During the term of this Agreement:

         A. L90 will use all commercially available efforts to resell to its customers Inventory purchased from Company.

         B. L90 may use the following primary types of sales strategies to fulfill its obligations under this Agreement:

                  (i) L90 Premium: L90 may sell Inventory on the Websites on an individual basis where an Advertiser will purchase a specific Banner and/or sponsorship schedule on the Websites exclusively. Advertiser will be guaranteed a specific level of Impressions and exposure on the Websites.

                  (ii) L90 Targeted: L90 may sell Inventory on the Websites in combination with advertising space on other web sites which have similar demographic and/or content. For these schedules, L90 will guarantee the Advertiser that a certain level of Impressions will run in available ad inventory across a

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October 10, 2000                                                     NJ00-1004-B
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         grouping of web sites; however, L90 will not guarantee a specific level of Impressions on a specific web site, including the Websites. L90 will report post-buy Impressions and click data on a network basis and not on the basis of specific web sites, including the Websites.

                  (iii) L90R&E: L90 may sell Inventory on the Websites on a pure network basis. L90 will guarantee Advertisers that a certain level of Impressions will run in available ad inventory across its collection of web site partners; however, L90 will not guarantee a specific level of Impressions on a specific web site, including the Websites. L90 will report post-buy Impressions and click data on a network basis and not on the basis of specific web sites, including the Website.

                  (iv) L90D.m (Direct Marketing): L90 may sell direct marketing programs, including, without limitation, sponsorships within the eDiets' newsletters, and registration "opt-in" boxes

         C. During the term of this Agreement, L90 shall provide to Company standard adMonitor services, including ad serving, management of ad traffic and other statistical information and campaign management services.]

         D. L90 will assign, and keep available, one of its employees as a primary contact person to assist the Company.

         E. In the event of L90 being acquired the Company has the right to terminate the Agreement immediately upon verbal or written notification of such acquisition.

4.       Obligations of Company. During the term of this Agreement:

         A. Company agrees to make available for sale to L90 65% of the Newsletter 468 x 60 Inventory, and 65% of the 468 x 60 and 125x125 inventory on the website[; provided, however, that Company shall have the right to reserve Pre-Allocated Inventory of 35%.]

         B. Company will provide L90 with reasonable services and other assistance as are necessary to facilitate L90's performance of its obligations under this Agreement.

         C. Company will assign, and keep available, one of its employees as a primary contact person to assist in Company's performance of its obligations hereunder.

         D. Company represents and warrants to L90 that Company (i) owns and has the unrestricted right to communicate and publish the Websites and conduct business on the World Wide Web at its Internet address and in connection therewith to use all service marks and trade names and in so doing is not acting in conflict with any patent, trademark, service mark, trade name, copyright, trade secret, license or other proprietary right with respect thereto, and (ii) Company has not received any communication from any third party that the Websites or the conduct Company's business is in violation of any law, rule or regulation or in conflict with any patent, trademark, service mark, trade name, copyright, trade secret, license or other proprietary right with respect thereto.

         E. Advertising Guidelines and Restrictions: Company agrees to accept Advertisements from all Advertisers, except those advertisers within the industries specified below. The Company shall have the right to amend the following list as needed with prior written notice to L90.

                  Restricted Industries

                  Adult Advertising; Gambling; Casinos; Diet Companies; Diet Products; Diet Drugs; chocolates/candy; Alcohol; tobacco; lingerie

         F. Rate Card and Bottom Pricing: The market pricing with respect to the Advertisements on the Websites shall be determined by L90 [in consultation with Company.] Company agrees to accept network buys at standard network rates, and both parties acknowledge and agree that sales with higher CPM's shall have priority.

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The parties acknowledge that L90 R&E network sales employ the lowest relative
CPM, while L90 Premium sales employ the highest relative CPM.

         G. Company shall include in its Websites information relating to how potential Advertisers may advertise on the Websites, and Company shall list L90 and L90's contact information in such advertiser information area.

         H. Company agrees to code the pages of its Websites with the HTML tags provided by L90 which enable L90 to serve Advertisements. Company further agrees to maintain on its Websites during the term of this Agreement all HTML tags necessary for L90 to serve Advertisements. Company shall not remove any such L90 HTML tags from the pages of its Websites for duration of the contract

         I. Company shall be solely responsible for obtaining all necessary rights, licenses, consents, waivers and permissions from the Advertisers and others to allow L90 to store and deliver the Advertisements and otherwise operate L90's adMonitor technology on Company's behalf and on behalf of the Advertisers, and to use any data provided to or collected by using the adMonitor technology.[J. Company agrees that all Advertisements on Company's Websites shall be served using L90's adMonitor technology.]

         K. For all advertising sales where Company sells Inventory on the Websites without the assistance of L90, Company shall deliver to L90 an insertion order relating to such Inventory, together with any pertinent schedule details not listed on the insertion order such as Banner advertising placement and URL link for the sole purpose of uploading and serving eDiets-sold advertisement through its adMonitor system.

5.       Invoicing and Payment.

         A. For purposes of this Agreement, "Service Sales" shall mean L90 (i) Advertising Sales, (ii) Sponsorship Sales (v) L90 D.m. Sales. With respect to each of the categories of "Service Sales," the sales amounts shall be net of all applicable sales, use, privilege and excise and similar taxes, and all agency commissions or charges and duties assessable upon or in connection with such sales.

         B. No later than the 15th day of each month, L90 will pay Company sixty-five percent (65%) of all Service Sales amounts collected by L90 during the preceding month; provided, however, that in no event shall L90 be obligated to pay Company any Service Sales amounts collected by L90 if L90 has already paid Company pursuant to the immediately following sentence with respect to such Service Sales. For uncollected amounts in respect to Service Sales, L90 will pay Company sixty-five percent (65%) of such uncollected amounts within ninety (90) days after the end of the month during which the Advertisements relating to such Service Sales were delivered to the Websites. The Company hereby acknowledges and agrees that L90 shall have the right to deduct from and retain out of any amount payable to the Company pursuant to this paragraph (B) (i) any adMonitor fees set forth in paragraph C below In the event any Advertiser remits any payment directly to the Company, rather than to L90, for Advertising sold by L90 pursuant to this Agreement, the Company agrees to make prompt payment to L90 of any and all such payments.

         C. As consideration for the adMonitor Services being provided hereunder, Company hereby agrees to pay L90 the following adMonitor fees: (i) upon execution of this Agreement an adMonitor setup fee equal to zero ($0) and
(ii) an adMonitor fee (the "Impression Fee") based upon the number of Impressions in the preceding month. The Impression Fee shall be calculated at a rate of twenty-five cents ($.25) CPM for advertiser impressions and twenty cents ($.20) CPM for eDiets.com house/barter ads. L90 will not charge for click deals. The number of Impressions in a particular month shall be evidenced by a written invoice from L90.] L90 will waive adMonitor adserving fee for the first thirty
(30) days of effective contract.

6. Confidentiality. Both L90 and the Company agree to keep confidential and shall not, without the prior written consent of the other, disclose in any manner whatsoever, in whole or in part, any of the terms of this Agreement or any information, whether written or oral, furnished by the other party, including all analyses, compilations, forecasts, plans, drawings, specifications, design, software, studies or other documents that contain or otherwise reflect such information or that are intended to remain confidential, except as necessary for either party to

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October 10, 2000                                                     NJ00-1004-B
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enforce its rights under this Agreement, or pursuant to a subpoena or any legal process, or as otherwise may be required by applicable law.

7.       Term and Termination.

         The term of this Agreement shall continue for a twelve (12) month period from date of signing; provided, however, that either party may terminate this Agreement for any reason or no reason at all upon thirty (30)days written notice to the other party. At that time, a pending sales list will be provided to Company. Company agrees to allow any deals to run that will be closed within sixty (60) days of written notice of termination.

         Notwithstanding the foregoing sentence, either party shall have the right to immediately terminate this Agreement in the event the other party commits a material breach which is not cured within thirty (30) days of its receipt of notice from the non-breaching party of such breach. In the event this Agreement is terminated (other than for a breach of this Agreement by L90), Company hereby acknowledges and agrees that all Service Sales made prior to the termination date of this Agreement (the duration of the schedules or campaigns of which extend beyond the date of termination of this Agreement) shall continue in full force and effect for the duration of the term of such Service Sales and the provisions of this Agreement shall survive with respect to such Service Sales. In the event this Agreement is terminated, if L90 has entered into agreements with Advertisers ("Advertising Agreements") for the delivery of Advertisements on the Websites (the duration of which Advertising Agreements extend beyond the date of termination of this Agreement) and Company or a third party (other than L90) continues to deliver Advertisements after the termination of this Agreement, then Company shall pay L90 thirty-five percent (35%) of the revenues derived from the continued delivery of the Advertisements by Company or such third party as consideration for L90's solicitation and procurement of the Advertiser. Such payments by Company or such third party shall be payable on a monthly basis until such Advertising Agreement terminates. Sections 4 through 9 and 14 through 23 hereof shall survive the termination of this Agreement.

8.       Warranty Disclaimer; Limitation of Liability.

         L90 makes no warranties of any kind, whether express or implied, as to the subject matter of this Agreement, including any warranty of merchantability or fitness for a particular purpose. L90 shall not be liable for the actions or omissions of any Advertiser in connection with such Advertiser's utilizing any advertising space on the Websites, nor for the content of any such Advertiser's Banner or other advertising materials. L90 shall not be liable for any unavailability or inoperability of the Internet, technical malfunction, computer error, corruption or loss of information. IN NO EVENT SHALL L90 BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT,. IN NO EVENT WILL L90'S LIABILITY HEREUNDER EXCEED THE TOTAL REVENUES RECORDED ON THE BOOKS OF L90 (LESS ANY REVENUES RECORDED FOR ADVERTISING NOT YET SOLD), NET OF PAYMENTS TO THE COMPANY.

         Should L90 be obstructed, accelerated, incur loss of efficiency in productivity or be delayed in the commencement, prosecution, or completion of the services, without fault on its part, by the act, failure to act, direction, order, neglect, delay, or default of Company, Company's agents or employees or any other entity or person employed at Company's premises, or by changes in the services, or by reason of fire, lightning, earthquake, enemy action, act of God, or similar catastrophe, or by government restrictions in respect of materials or labor, or by a strike or lockout beyond L90's reasonable control, then L90 shall be entitled to an extension of time for a period equivalent to the actual time lost by reason of any or all of the causes aforesaid. Company expressly agrees not to make, and hereby waives, any claim for damages, including those resulting from increased supervision, labor or material costs, on account of any delay, obstruction, or hindrance for any cause whatsoever, including, but not limited to, the aforesaid causes, and Company expressly agrees that its sole right and remedy therefor shall be an extension of time.

9.       Indemnification.

         A. Company shall indemnify, defend and hold harmless L90, L90's subsidiaries and affiliates, and the respective partners, agents, officers, directors and employees of each of the foregoing, from and against any loss,

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October 10, 2000                                                     NJ00-1004-B
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cost, expense, claim, injury or damage (including, without limitation, reasonable attorneys' fees and expenses), whether incurred due to third party claims or otherwise, arising or resulting from or caused by (i) any negligent act or omission or willful misconduct of Company or any consultant or engineer retained by Company, or any of its or their partners, directors, officers, employees, or agents; (ii) any breach or default by Company in the performance of any of its obligations under this Agreement; (iii) any breach of any representation, warranty, covenant or agreement by Company; or (iv) any transactions with Users, including without limitation any purchases by such Users of products or services sold on the Website.

         B. Subject to the provisions of Section 8 above, L90 shall indemnify, defend and hold harmless Company from and against any loss, cost, expense, claim, injury or damage (including, without limitation, reasonable attorneys' fees and expenses), whether incurred due to third party claims or otherwise, arising or resulting from or caused by (i) any negligent act or omission or willful misconduct of L90; (ii) any material breach or default by L90 in the performance of any of its obligations under this Agreement; or (iii) any material breach of any representation, warranty, covenant or agreement by L90.

10. Expenses. Each party shall be solely responsible for all of its expenses incurred in connection with the performance of its duties hereunder, including telephone, fax, travel and client entertainment.

11. Press Releases; Marketing. Company and its affiliates will consult with L90 and obtain its prior written consent before issuing any press or other release or otherwise making any other public statement with respect to the transactions contemplated hereby or any worthy advertising programs that are developed and sold by L90 on behalf of the Websites. L90 retains the right to refer to Company (including the reproduction of screen shots of pages of the Websites) in L90's web sites, press releases and marketing materials provided that the Company has pre-approved any and all replications of its website or marketing materials (i.e. screen shots, product descriptions, etc.) which the Company shall not unreasonably withhold

12. Assignment. Neither party hereto may assign this Agreement, or any of its rights and obligations hereunder, in whole or in part, without the consent of the other party, and any such attempted assignment shall be void; provided, however, that, upon written notice to the other party, a party hereto may (a) grant to a third party a security interest in this Agreement, or any of such party's rights and obligations hereunder, without the consent of the other party, or (b) assign this Agreement, or any of such party's rights and obligations hereunder, to a subsidiary or affiliated company of such party without the consent of the other party or (c) assign this Agreement, or any of such party's rights and obligations hereunder, to a third party in connection with the sale of all or substantially all of the assets or capital stock of such party without the consent of the other party.

13. Notices. Any notices or other communications required or permitted to be given or delivered under this Agreement shall be in writing (unless otherwise specifically provided herein) and shall be sufficiently given if delivered personally, with a signed receipt therefor, or by reputable overnight delivery service, or mailed by prepaid certified mail, return receipt requested, or telefaxed with written confirmation, to the address of the parties set forth on the front page of this Agreement. Notices shall be deemed to have been given on the date delivered, if delivered, or on the second business day after mailing, if mailed. Either party, upon notice to the other party given in accordance with this Section 13 may modify its address for notices set forth in this Section 13.

14. Cumulative Remedies; No Waiver. The remedies of L90 provided for in this Agreement are cumulative and shall be in addition, to, and not in limitation of, the rights and remedies which may be available to L90 at law or in equity. Notwithstanding any course of dealing or the failure of either party strictly to enforce any term, right or condition of this Agreement, no term, right or condition hereof shall be deemed waived and no breach excused, unless such waiver and consent shall be in writing and signed by the party claimed to have waived or consented. No consent by any party to, or waiver of, a breach by the other party shall constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

15. Successors and Assigns. Subject to Section 12, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective legal representatives, and permitted successors and assigns.

16. Entire Agreement. This Agreement, together with the exhibits attached hereto, represents the entire and

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                                                                          Page 6

integrated agreement between L90 and Company and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by a written instrument signed by both L90 and Company.

17. Applicable Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to choice of law principles. Each party hereby submits to the exclusive jurisdiction of the United States District Court for the Central District of California and of any California state court sitting in the City of Los Angeles, California, for purposes of all legal proceedings arising out of or relating to this Agreement and the subject matter hereof. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in any such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

18. Legal Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses, in addition to any other relief to which such party may be entitled.

19. Severability. If any provision of this Agreement or the application thereof to any person or situation to any extent shall be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue to be valid and enforceable to the fullest extent permitted by law.

20. Waiver of Jury Trial. EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 20 HAS BEEN DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

21. Privacy. Company agrees to post on its Websites an easy-to-understand privacy policy linked to the Websites' home page that (i) identifies the collection and use of information gathered in connection with both L90's ad serving activities and Company's delivery of content and (ii) offers users the opportunity to opt out from such collection and use. A link to L90's privacy policy shall satisfy Company's disclosure requirement pursuant to this Section 21 with respect to the collection and use of information gathered in connection with L90's ad serving activities, as well as the procedure for opting out of L90's collection and use of such information.

22. Relationship. The relationship between L90 and Company shall be that of buyer and seller, respectively. Nothing in this Agreement shall be deemed to create or construed as creating a joint venture or partnership between the parties. Neither party is, by virtue of this Agreement or otherwise, to be considered the agent or representative or the other party. Neither party shall have the right to bind the other contractually in any respect whatsoever.

23. Proprietary Rights. Company acknowledges that L90 shall retain all proprietary rights in the adMonitor technology (including all software, source codes, modifications, updates and enhancements thereof), the name "L90" or any derivatives thereof, and any other trademarks and logos which are owned or controlled by L90 and made available to Company under this Agreement. Company hereby grants to L90 a perpetual, worldwide, non-

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exclusive, royalty-free license to collect and use for L90 business purposes information gathered by L90 in connection with ad delivery to the Websites.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.


                                         L90, INC.

                                         By:
                                            ------------------------------------
                                            Name: Nina Joshi
                                            Title: Business Development Manager
                                            Telefax No.: 310-264-5006


                                         COMPANY:

                                         eDiets.com

                                         By:
                                            ------------------------------------
                                            Name: Barbara Hemp
                                            Title: Manager Media Sales
                                            No.: 954-360-9022

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October 10, 2000                                                  Exhibit "A" to
                                                                     NJ00-1004-B

- -------------------------------------- -----------------------------------------
       Website Classification              Sales Strategies Employed by L90
- -------------------------------------- -----------------------------------------
Mature                                 L90 Premium
                                       L90 Targeted R&E
                                       L90 R&E
                                       L90 D.m (When available)
- -------------------------------------- -----------------------------------------
Growth/Niche                           L90 Targeted R&E
                                       L90 R&E L90 Premium
                                       (On case by case
                                       basis) L90 D.m
                                       (When available)
- -------------------------------------- -----------------------------------------
Startup                                L90 Targeted R&E
                                       L90 R&E
                                       L90 Premium (On a case by case basis)
                                       L90 D.m. (When available)
- -------------------------------------- -----------------------------------------

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October 10, 2000                                                  Exhibit "B" to
                                                                     NJ00-1004-B

                                   DEFINITIONS

         "Advertisement" means material or message in any format that promotes an Advertiser's brand or products or services.

         "Advertiser" means a person or entity that provides Advertisements, whether directly or indirectly or through its advertising agency, to promote itself, its brands or the products or services it offers.

         "Banner" means an Advertisement and its contents that appear on the Websites.

         "CPM" means Cost per Thousand Impressions.

         "Impression" means an appearance by a Banner on the Websites resulting from a User accessing or visiting the Website.

         "Non-Allocated Inventory" means all advertising space on the Websites other than Pre-Allocated Inventory.

         ["Pre-Allocated Inventory" shall mean the following advertising space on the Websites: (i) advertising space utilized by Company to promote itself and specific portions of the Websites, (ii) advertising space reserved for promotional and sponsorship placements by Company's e-commerce or content partners pursuant to written agreements with such partners, and (iii) 33% of the Inventory that may be sold by the Company.]

         "User" shall mean any person or entity that accesses the Websites.

         "Service Sales" shall have the following meaning, without duplication:

  (i)    "Advertising Sales" means all sales of Banners on the Website.

"Sponsorship Sales" shall include all sales generated from schedules running beyond banner advertising placement, including without limitation, static advertising in specific sections of the Website, co-branded jump pages for the Website, endorsement icons on the Website, and Advertisements sent via the Company's email relating to the Website

  (ii)   "D.m. Sales" shall include eNewsletter Sales.

         1. "Name Acquisition Sales" means all advertising where the Company or L90 is paid to increase an advertiser's database of names and/or addresses;

         2. "Revenue-Share Sales" means all sales generated by the sale of products on an Advertiser's website via click-through Advertisements sold by L90;

         3. eNewsletter Sales" shall include all sales of Advertisements, text and HTML, inserted into a Web publisher's email newsletter; and

         4. "Opt-in Emails (List Rental) Sales" shall include all sales to an advertiser of a one-time promotional access to a publisher's list of users that have elected (opted-in) to receive promotional mailings, messages and communications.